SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

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AMB
FINANCIAL CORP

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMB
FINANCIAL CORP

March 29, 2006

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of AMB Financial Corp., we cordially invite you to attend the annual meeting of stockholders. The annual meeting will be held at 10:30 a.m. central time on April 26, 2006 at our main office located at 8230 Hohman Avenue, Munster, Indiana 46321.

In addition to the election of two directors, stockholders are also being asked to ratify the appointment of Cobitz, Vandenberg & Fennessy as independent auditors. The Board of Directors unanimously recommends that you vote FOR the election of the nominees for director and the ratification of the appointment of Cobitz, Vandenberg & Fennessy.

We encourage you to attend the meeting in person. Whether or not you attend the meeting, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided as promptly as possible. This will save us the additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy.

Thank you for your attention to this important matter.

Sincerely,

/s/ Clement B. Knapp, Jr.
CLEMENT B. KNAPP, JR.
President and Chief Executive Officer

AMB
FINANCIAL CORP.
8230 Hohman Avenue
Munster, Indiana 46321
(219) 836-5870

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on April 26, 2006

Notice is hereby given that the annual meeting of stockholders of AMB Financial Corp. will be held at our main office located at 8230 Hohman Avenue, Munster, Indiana, at 10:30 a.m. central time, on April 26, 2006.

A proxy card and a proxy statement for the meeting are enclosed.

The annual meeting is for the purpose of considering and acting upon:

Proposal I.	The election of two directors of AMB Financial, each with a term of three years;

Proposal II.	The ratification of the appointment of Cobitz, Vandenberg & Fennessy as the independent auditors for AMB Financial for the fiscal year ending December 31, 2006; and

such other matters as may properly come before the annual meeting, or any adjournments or postponements thereof. We are not aware of any other business to come before the annual meeting.

Any action may be taken on any one of the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned or postponed. Stockholders of record at the close of business on March 10, 2006 are the stockholders entitled to vote at the annual meeting and any adjournments or postponements thereof.

You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. Your proxy will not be used if you attend and vote at the annual meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Clement B. Knapp, Jr.
Clement B. Knapp, Jr.
Chairman of the Board, President and
Chief Executive Officer

Munster, Indiana
March 29, 2006

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the annual meeting.
A self-addressed envelope is enclosed for your convenience.
No postage is required if mailed within the United States.

PROXY STATEMENT

AMB
FINANCIAL CORP.
8230 Hohman Avenue
Munster, Indiana 46321
(219) 836-5870

ANNUAL MEETING OF STOCKHOLDERS
April 26, 2006

The Board of Directors of AMB Financial Corp., which we refer to as the Company or AMB Financial, is using this proxy statement to solicit proxies from the holders of AMB Financial common stock for use at our annual meeting of stockholders. We are first mailing this proxy statement and the enclosed form of proxy to our stockholders on or about March 29, 2006.

Certain of the information provided herein relates to our wholly owned subsidiary, American Savings FSB, which we refer to as American Savings or the Bank.

Time and Place of the Annual Meeting; Matters to be Considered

Our annual meeting will be held as follows:

Date:    April 26, 2006
Time:   10:30 a.m., Central Time
Place:   Main office of AMB Financial Corp.
      8230 Hohman Avenue
      Munster, Indiana 46321

At the annual meeting, stockholders are being asked to consider and vote upon the following proposals:

$	the election of two directors of AMB Financial, each with a term of three years; and

$	the ratification of the appointment of Cobitz, Vandenberg & Fennessy as AMB Financial=s independent auditors for the fiscal year ending December 31, 2006; and

any other matters that may properly come before the annual meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting.

Voting Rights of Stockholders; Required Vote for Approval

Only holders of record of AMB Financial common stock on March 10, 2006 are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of AMB Financial common stock you own as of the record date. On March 10, 2006, 995,186 shares of AMB Financial common stock were outstanding and entitled to vote at the annual meeting.

Directors shall be elected by a plurality of the votes present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. The ratification of the appointment of Cobitz, Vandenberg and Fennessy as AMB Financial’s independent auditors requires the approval of a majority of the shares voting on the matter. In all matters, the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter shall be the act of the stockholders. Proxies marked to abstain with respect to a proposal other than the election of directors have the same effect as votes against the proposal. Broker non-votes have no effect on the vote. One-third of the shares of the AMB Financial common stock, present in person or represented by proxy, shall constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

The AMB Financial Board of Directors unanimously recommends that you vote "FOR" the election of each of the Board of Directors= nominees and "FOR" the proposal to ratify Cobitz, VandenBerg & Fennessy as AMB Financial's independent auditors for the fiscal year ending December 31, 2006.

Voting of Proxies; Revocability of Proxies; Proxy Solicitation Costs

Proxies are solicited to provide all stockholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. Shares of AMB Financial common stock can only be voted if the stockholder is present in person at the annual meeting or by proxy. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. You can always change your vote at the annual meeting if you are a record holder or have appropriate authorization from the record holder.

Voting instructions are included on your proxy card. Shares of AMB Financial common stock represented by properly executed proxies will be voted by the individuals named in such proxy in accordance with the stockholder=s instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote at the annual meeting, the persons named in the proxy will vote the shares "FOR" the election of each of the Board of Directors' nominees and "FOR" ratification of the appointment of Cobitz, Vandenberg & Fennessy as our independent auditors for the fiscal year ending December 31, 2006. Should any other matters be properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.

You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children -- in which case you will receive three separate proxy cards to vote.

You may revoke your proxy before it is voted by: (i) submitting a new proxy with a later date relating to the same shares and delivering it to the Secretary of AMB Financial; (ii) notifying the Secretary of AMB Financial in writing before the annual meeting that you have revoked your proxy; or (iii) voting in person at the annual meeting. Any written notice shall be delivered to Denise L. Knapp, Secretary of AMB Financial at 8230 Hohman Avenue, Munster, Indiana 46321.

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring appropriate documents from the nominee indicating that you were the beneficial owner of AMB Financial common stock and authorizing you to vote the shares on March 10, 2006, the record date for voting at the annual meeting, and stating the number of shares held by the nominee on your behalf.

If you participate in our Employee Stock Ownership Plan ("ESOP") you will receive a voting instruction form that reflects all shares you may vote under the plan to which the form relates. Under the terms of the ESOP, all shares held in the ESOP are voted by the ESOP trustees, but each participant in the ESOP may direct the trustees how to vote the shares of Company common stock allocated to his or her ESOP account. Unallocated shares of Company common stock held by the ESOP Trust and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustees in the same proportion as shares for which the trustees have received voting instructions, subject to the exercise of their fiduciary duties.

We will pay the cost of soliciting proxies. In addition to this mailing, our directors, officers and employees may also solicit proxies personally, electronically or by telephone. We will also reimburse brokers and other nominees for their reasonable expenses in sending these materials to you and obtaining your voting instructions.

Voting Securities and Principal Holders Thereof

The following table sets forth as of March 10, 2006, information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the common stock; (ii) each executive officer of AMB Financial named in the Summary Compensation table appearing under “Executive Compensation” below; (iii) each member of the AMB Financial Board of Directors; and (iv) all directors and executive officers of AMB Financial as a group.

The address of each of the beneficial owners, except where otherwise indicated, is the same address as AMB Financial.

Beneficial Owner	Shares Beneficially Owned at March 10, 2006		Percent of Class

AMB Financial Corp. Employee Stock Ownership Plan 8230 Hohman Avenue Munster, Indiana 46321	126,316	(1)	12.69%

Tontine Financial Partners L.P., Tontine Management L.L.C. and Jeffrey L. Gendell 237 Park Avenue Ninth Floor New York, New York 10017	63,450	(2)	6.38%

Michael Mellon	30,788	(3)	3.04

Clement B. Knapp, Jr.	147,808	(4)	13.88

Louis A. Green	38,902	(5)	3.91

Daniel T. Poludniak	43,795	(6)	4.40

Ronald W. Borto	43,626		4.38

Donald L. Harle	35,564	(7)	3.54

John G. Pastrick	14,287	(7)	1.43

Peter Korellis	3,860	(7)	0.39

Robert E. Tolley	16,240		1.63

Directors, director emeritus and executive officers, as a group (10 persons)(7)	409,850		37.05

(1)
The amount reported represents shares held by the ESOP, 151,078 shares of which have been allocated to accounts of participants. Home Federal Savings Bank, Columbus, Indiana the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held in the ESOP's suspense account or allocated shares for which no voting instructions are received are voted by the trustee in the same proportion as allocated shares voted by participants.

(2)
Based on information in a Schedule 13D, dated May 7, 2003 filed by Tontine Financial Partners, L.P., Tontine Management L.L.C. and Jeffrey L. Gendell. Tontine Financial Partners, L.P., Tontine Management L.L.C. and Jeffrey L. Gendell reported shared voting and dispositive power of all 63,450 shares.

(3)	Includes 11,093 shares allocated under the ESOP and options to purchase 15,930 shares pursuant to the Company’s stock option plan.
(4)
Includes 30,254 shares allocated under the ESOP, options to purchase 52,693 shares pursuant to the Company's stock option plan, and 42,291 shares beneficially owned by Mrs. Knapp (includes 9,691 shares allocated under the ESOP).

(5)	Includes 20,383 shares allocated under the ESOP.
(6)	Includes 18,133 shares allocated under the ESOP.
(7)	Includes options to purchase 10,537, 5,537 and 2,810, respectfully, for Messrs. Harle, Pastrick and Korellis as is their right to acquire pursuant to the Stock Option Plan.
(8)
Includes shares held directly, as well as shares held in retirement accounts, shares allocated to the ESOP accounts of certain of the named persons, vested stock options, held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which the named individuals may be deemed to have sole voting and investment power.

PROPOSAL I - ELECTION OF DIRECTORS

Our Board of Directors is currently composed of seven members. Each current director is also a director of American Savings. Directors are generally elected to serve for a three-year term or until their respective successors shall have been elected and shall qualify. Approximately one-third of the directors are elected annually.

The following table sets forth certain information regarding the composition of our Board of Directors, including their terms of office and nominees for election as directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the annual meeting for the election of the nominees identified in the following table. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

Name	Age	Position(s) Held	Director Since(1)	Term to Expire

		NOMINEES

Clement B. Knapp, Jr.	64	Chairman of the Board, President and Chief Executive Officer	1970	2009
Donald L. Harle	67	Director	1995	2009

		DIRECTORS CONTINUING IN OFFICE

Ronald W. Borto	58	Director	1986	2007
Michael Mellon	36	Executive Vice President	2003	2007
Peter G. Korellis	45	Director	2004	2007
John G. Pastrick	74	Director	1979	2008
Robert E. Tolley	68	Director	1987	2008
_____________________
(1)	Includes service as a director of American Savings.

The business experience of each director and director nominee is set forth below. All directors have held their present positions for at least the past five years except for directors Mellon and Korellis.

John G. Pastrick. Mr. Pastrick retired in April 1995 as Director of Sales for the Environmental Construction Company, a position he held since 1991. For the prior 20 years he served as Vice President of Welsh Oil Company. He is an active member in several trade organizations and community organizations.

Robert E. Tolley. Mr. Tolley is President of RHET Engineering LLC located in Highland, Indiana and Consultant for Superior Engineering LLC located in Hammond, Indiana. He earned both his B.S.M.E. and M.S.M.E. degrees from Purdue University. Mr. Tolley is also active in several community organizations.

Clement B. Knapp, Jr. Mr. Knapp has served as Chairman of the Board, President and Chief Executive Officer of American Savings Bank since 1977 and has acted in all of such capacities with AMB Financial since its incorporation in 1993. Since joining the American Savings Bank in 1968 he has served in various capacities and attended many banking schools and seminars. He is a graduate of Georgetown University and Indiana University/Indianapolis Law School. Mr. Knapp is also active in several community organizations. Mr. Knapp is the husband of Denise L. Knapp, Secretary of American Savings Bank.

Donald L. Harle. Mr. Harle was the President and Chief Executive Officer of Mid-America Mailers, Inc., a company he co-founded, from 1969 to 2004. He sold the company to Direct Marketing Solutions in 2004, and he remains an executive of that company. He has been in the direct mail business since he graduated from Indiana University in 1960. He is active in the direct mail professional associations, as well as the American Red Cross, Boy Scouts and the Hammond Chamber of Commerce.

Michael Mellon. Mr. Mellon served as an executive with American Savings FSB since 1993, most recently promoted to Executive Vice President. Mr. Mellon also serves as a Councilman for the Town of Munster as well as a Member of the Indiana Bankers Government Relations Committee. Mr. Mellon received his Masters Degree in Business Administration from Purdue University.

Ronald W. Borto. Mr. Borto is a certified public accountant and managing partner for the accounting firm of Borto and Borto located in Schererville, Indiana. He received a B.S. degree in Accounting from Indiana University in 1969. Mr. Borto has also served on the Boards of Directors of Southlake Community Mental Health Center and Youche Country Club.

Pete G. Korellis. Mr. Korellis is the president of Korellis Roofing, Inc., a commercial and industrial roofing company located in Hammond, Indiana. Mr. Korellis currently serves on the Finance Committee of the YMCA in Hammond, was a member of the Hammond Boys and Girls Club and served three terms as President of the Northwestern Indiana Roofing Contractors Association. Mr. Korellis earned his degree in management from Indiana University.

Director Independence

Our Board of Directors has determined that all of the Company’s directors other than President and Chief Executive Officer Knapp and Executive Vice President Mellon are “independent directors” as that term is defined in the listing standards of the NASDAQ Small-Cap Market.

Director Emeritus

We currently have one director emeritus. William J. Fitzpatrick, M.D. was formerly a director of AMB Financial and American Savings Bank and retired as such in December 1995, and was appointed as a director emeritus. Dr. Fitzpatrick was in the private practice of surgery for 35 years, prior to retiring in 1991. He is presently a self-employed health care consultant. He has served on various Boards of Directors, including the Associated Group, Blue Cross/Blue Shield of Indiana and Kentucky and the Community Hospital in Munster, Indiana.

Board of Directors' Meetings and Committees

AMB Financial's Board of Directors meets monthly. The Board of Directors met twelve times during the fiscal year ended December 31, 2005. During calendar year 2005, no director attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served. We have standing audit, compensation and nominating committees.

Audit Committee. This committee, composed of Directors Harle, Pastrick and Borto, appoints and oversees AMB Financial’s independent auditors, oversees management’s activities with respect to accounting, recordkeeping, financial reporting and internal and other controls, reviews AMB Financial's annual audited and quarterly financial statements, and maintains a procedure for confidential complaints regarding accounting matters. This committee met four times during the fiscal ended December 31, 2005. Each member of the Audit Committee is “independent” as defined under the listing standards for the Nasdaq Small Cap Market and SEC Rule 10A-3. The Company’s Board of Directors has a written charter for the Audit Committee, a copy of which was attached to last year’s proxy statement. The Audit Committee has issued the following report for the year ended December 31, 2005:

•	The Audit Committee has reviewed and discussed with management the Company's fiscal 2005 audited financial statements;

•	The Audit Committee has discussed with the Company's independent auditors the matters required to be discussed under Statement of Auditing Standards No. 61;

•
The Audit Committee has received the written disclosure and letter from the independent auditors required by Independence Standards Board No. 1 (which relates to the auditor's independence from the Company and its related entities) and has discussed with the auditors its independence from the Company; and

•
Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

Ronald W. Borto       Donald L. Harle      John G. Pastrick

Compensation Committee. This committee reviews and approves all executive officers' compensation and related plans. This committee is composed of Directors Pastrick, Harle and Tolley, and met one time during the fiscal year 2005.

Governance/Nominating Committee. This committee is comprised of Directors Borto, Korellis and Tolley and met one time in fiscal year 2005.

The functions of the committee include the following:

1.
Consider and recommend to the Board standards (such as independence, experience, leadership, diversity and stock ownership) for the selection of individuals to be considered for election or re-election to the Board;

2.	Identify individuals qualified to become members of the Board;

3.	Evaluate procedures for the consideration of recommendations by stockholders for director nominations;

4.	Conduct reviews as appropriate into the background and qualifications of director candidates.

5.	Review the structure of the Board and its committees and make recommendations with respect thereto (including size and composition);

6.	Consider and make recommendations regarding Board and committee performance; and

7.	Consider and make recommendations regarding Board continuing education guidelines.

The committee begins the nominee identification process by evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. Thus, under some circumstances, the committee may choose not to consider an unsolicited recommendation.

If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. In identifying director candidates, the Governance/Nominating Committee seeks persons who at a minimum satisfy the following criteria:

•	has the highest personal and professional ethics and integrity and whose values are compatible with the Company’s;

•	has had experiences and achievements that have given them the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with their responsibilities to the Company and its stockholders; and

•	has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

The Governance/Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under applicable rules, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

The Governance/Nominating Committee met one time in 2005. The Governance/Nominating Committee has adopted a charter, a copy of which was attached to last year’s proxy statement.

Procedures for the Nomination of Directors by Shareholders

Through the Governance/Nominating Committee. The Governance/Nominating Committee has adopted procedures for the submission to the committee of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board, the Governance/Nominating Committee will consider candidates submitted by the Company’s stockholders. Stockholders can submit the names of candidates for Director by writing to the Chairman of the Governance/Nominating Committee, at 8230 Hohman Avenue, Munster, Indiana 46321. The Chairman of the Governance/Nominating Committee must receive a submission not less than one hundred twenty (120) days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting. If the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, the stockholder’s suggestion must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The submission must include the following information:

•
the name and address of the stockholder as they appear on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•
the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between the candidate and the Company;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

Direct Stockholders’ Nominations. Under Article I, Section 6 of our bylaws, director nominations may be made by stockholders. In order to assure that they are effective nominations for directors by stockholders, nominations must be made in writing and delivered to the Secretary of AMB Financial at least 90 days prior to the meeting date provided, however, that in the event that less than 100 days' public notice or public disclosure of the date of the meeting is given or made to stockholders, notice to be timely must be so received not later than the close of business on the tenth day following the day on which public notice of the date of the meeting was mailed or public disclosure of the date of the meeting is made. A stockholder’s notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder who proposed such business, (iii) the class and number of shares of the Company’s capital stock that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business.

Stockholder Communications with the Board

A stockholder of the Company who wants to communicate with the Board or with any individual Director can write to the Chairman of the Governance/Nominating Committee, 8230 Hohman Avenue, Munster, Indiana 46321. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Chairman will:

•	forward the communication to the Director(s) to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company or if it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Code of Ethics

The Company has adopted a code of ethics that is applicable to senior financial officers of the Company, including the Company’s principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions as defined in the Code of Ethics. The Code of Ethics was filed with the U.S. Securities and Exchange Commission as an Exhibit to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003.

Director Compensation

We pay directors a retainer fee of $1,200 per year plus $150 per meeting attended for service on the Board of AMB Financial. Outside directors of American Savings are paid a fee of $750 per month, plus $280 per meeting attended. Directors are offered an opportunity to defer up to $33,000 of fees at a 10% rate; the deferral is funded through bank owned life insurance.

Executive Officers Who Are Not Directors

The business experience of each executive officer who is not also a director is set forth below.

Louis A. Green. Mr. Green, age 63, joined American Savings in 1967. He has held various positions including Controller and Vice President. Mr. Green was appointed as Senior Vice President of American Savings in 1985 and of AMB Financial in 1993 and is responsible for coordinating the bank's loan activities. Prior to joining American Savings, Mr. Green was an accountant in the Chicago Office of Ernst and Ernst. He is also an active member in several trade and community organizations.

Scott Gyure. Mr. Gyure, age 51, joined AMB Financial and American Savings as Vice President and Chief Financial Officer in 2005. Mr. Gyure is responsible for the supervision of accounting and data processing activities. Prior to 2005, Mr. Gyure had twenty years experience with Sand Ridge Bank, Highland, Indiana in a variety of roles, most recently as Chief Financial Officer.

Denise L. Knapp. Mrs. Knapp, age 58, was appointed as the Secretary of American Savings in 1987 and of AMB Financial in 1993. She has also served as a loan officer since 1985 and as the Dyer branch manager since 1989. Since joining American Savings in 1975, Mrs. Knapp has served in various capacities and is a member of several executive committees of American Savings. Mrs. Knapp is also active in several charitable organizations in the area. Mrs. Knapp is the wife of President Knapp.

Executive Compensation

The following table sets forth information concerning the compensation paid or granted by American Savings and AMB Financial to our Chief Executive Officer and our only other officers whose annual aggregate cash compensation exceeded $100,000 during the last three fiscal years. Such amounts do not include the compensation paid to our Corporate Secretary, who is our Chief Executive Officer’s spouse.

Summary Compensation Table
		Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Year	Salary($)(1)	Bonus($)	Restricted Stock Award ($)	Options/ SARs (#)	All Other Compensation($)(2)
Clement B. Knapp, Jr.,
  Chairman, President and
  Chief Executive Officer

Louis A. Green,
  Senior Vice President and
  Chief Lending Officer

Daniel T. Poludniak,(3)
  Vice President and
  Chief Financial Officer

Michael Mellon,
  Executive Vice President
	2005 2004 2003 2005 2004 2003 2005 2004 2003 2005 2004 2003	$168,300 165,000 162,096 $108,100 106,000 102,648 $97,900 96,000 92,820 $95,500 88,000 57,284	$31,900 36,400 1,900 $16,900 20,400 15,100 $15,800 18,900 13,700 $14,400 12,400 9,359	— — — — — — — — — — — —	— — — — — — — — — 15,000 — —	$65,465 57,771 63,047 $37,296 32,421 38,752 $33,460 29,378 35,000 $22,698 18,894 16,675

(1)	Amount includes fees Mr. Knapp received as a director.

(2)
Includes interest accrued  on deferred amounts under deferred compensation plans equal to $27,229, 24,648 and $22,226 for 2005, 2004 and 2003, respectively, for Mr. Knapp. Also includes contributions made by the Association to the ESOP of $35,712, $30,649 and $38,554 for year end 2005, 2004 and 2003, and a 401(k) match of $2,525, $2,475 and 2,266 in 2005, 2004 and 2003 respectively, for Mr. Knapp. Includes interest accrued on deferred amounts under deferred compensation plans equal to $13,377, $12,109 and $10,903 for year end 2005, 2004 and 2003, respectively, for Mr. Green. Also includes contributions to the ESOP of $22,298, $18,722 and $26,303 for year end 2005, 2004 and 2003, and a 401(k) match of $1,622, $1,590 and $1,546 in 2005, 2004 and 2003, respectively, for Mr. Green. Includes interest accrued on deferred amounts under deferred compensation plans equal to $11,727, $10,892 and $9,807 for 2005, 2004 and 2003 respectively, for Mr. Poludniak. Also includes contributions made by the Association to the ESOP of $20,264, $17,047 and $23,795 for 2005, 2004 and 2003, and a 401(k) match of $1,468, $1,440 and $1,398 in 2005, 2004 and 2003, respectively, for Mr. Poludniak. Includes interest accrued on deferred amounts under deferred compensation plans equal to $1,661, $1,239, $914 for 2005, 2004 and 2003 respectively, for Mr. Mellon. Also includes contributions made by the Association to the ESOP of $19,604, $16,335 and $14,887 for 2005, 2004 and 2003 and a 401(k) match of $1,433, $1,320 and $875 in 2005, 2004 and 2003, respectively for Mr. Mellon.

(3)	Mr. Poludniak retired from the Company effective January 1, 2006.

The following table sets forth information concerning the stock options that were granted to executive officers during the fiscal year ended December 31, 2005. A total of 43,120 stock options were granted in fiscal year 2005.

Option/SAR Grants in Last Fiscal Year
Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date
Michael Mellon	15,000	40%	$13.25	October 26, 2015

The following table provides information as to the value of the options held as of December 31, 2005 and exercised during the fiscal year by the persons named on the summary compensation table above. No stock appreciation rights were granted as of such date.

Aggregated Option/SAR Exercises in Last Fiscal Year and Year-end Option/SAR Values
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Clement B. Knapp, Jr.	—	—	52,693(1)	—	$353,043(2)	$— (2)
Louis A. Green	—	—	—	—	—	$— (2
Daniel T. Poludniak	—	—	—	—	—	$— (2)
Michael Mellon	—	—	15,930	7,500	3,983	$1,875(2)

(1)
Represents options to purchase common stock awarded to the Chairman of the Board, President and Chief Executive Officer. Includes options granted to the Corporate Secretary, who is the Chairman’s spouse.

(2)
Represents the aggregate market value (market price of the shares less the exercise price) of in-the-money options granted based upon the average of the closing price of $13.50 per share of AMB Financial’s common stock as reported on the OTC Bulletin Board on January 2, 2006.

Employment Agreements

American Savings has entered into employment agreements with Messrs. Knapp, Green and Mrs. Knapp. The employment agreements are designed to assist in maintaining a stable and competent management team. The continued success of American Savings depends to a significant degree on the skills and competence of our officers. The employment agreements provide for an annual base salary in an amount not less than the employee’s salary as it may be increased from time to time and an initial term, in the case of Mr. Knapp, of three years and, in the case of the other recipients, of one year. The agreements also require participation in an equitable manner in employee benefits applicable to executive personnel. The agreements provide for extensions for a period of one year on each annual anniversary date, subject to review and approval of the extension by disinterested members of our Board of Directors. The agreements provide for termination upon the employee’s death, for cause or in certain events specified by Office of Thrift Supervision regulations. The employment agreements are also terminable by the employee upon 90 days notice to American Savings.

The employment agreements provide for the making of a lump sum payment to the employee, in lieu of his salary, of up to 100% (299% in the case of Mr. Knapp) of the employee’s base compensation if there is a “change in control” of American Savings and such employee is involuntarily terminated in connection with such change in control or within twelve months thereafter. This termination payment may not exceed three times the employee’s average annual compensation over the most recent five year period or be non-deductible by American Savings for federal income tax purposes. For the purposes of the employment agreements, a “change in control” is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to Office of Thrift Supervision change in control regulations. Such filings are generally triggered prior to the acquisition or control of 10% of our common stock. Each agreement also provides for continued health benefits for its remaining term in the event the covered employee is involuntarily terminated in connection with a change in control.

Based on their current salaries, if the employment of Messrs. Knapp, Green and Mrs. Knapp had been terminated as of December 31, 2005 under circumstances entitling them to severance pay in connection with a change in control as described above, they would have been entitled to receive lump sum cash payments of approximately $538,602, $119,334 and $56,396 respectively.

Benefit Plans

General. We currently provide health care benefits to our employees, including hospitalization, disability and major medical insurance, subject to certain deductibles and copayments by employees.

Pension Plan. American Savings sponsors a defined benefit pension plan for its employees (the “Pension Plan”). An employee is eligible to participate in the Pension Plan following the completion of 12 months of service and reaching the age of 21 years. A participant must reach two years of service before he attains a vested interest in his retirement benefits. After completing six years of service, a participant will be 100% vested in his retirement benefits. The Pension Plan is funded solely through contributions made by American Savings. In 2005, the Pension Plan contribution for the plan year was $380,900 which was funded by a contribution from American Savings.

The benefit provided to a participant at normal retirement age (65) is based on the average of the participant’s monthly compensation during the five consecutive years during which his compensation was highest (“average monthly compensation”). Compensation for this purpose includes all taxable compensation paid to the participant. The monthly benefit provided to a participant who retires at age 65 is equal to 1.4% of average monthly compensation for each year of service without offset of the participant’s anticipated Social Security benefits. The Pension Plan also provides for disability and death benefits.

The following table sets forth, as of December 31, 2004, estimated annual pension benefits for individuals at age 65 payable in the form of an annuity with a minimum of 10 years of benefits under the most advantageous plan provisions for various levels of compensation and years of service. The figures in this table are based upon the assumption that the Pension Plan continues in its present form and does not reflect offsets for Social Security benefits and does not reflect benefits payable under the ESOP. As required by the Code, the Pension Plan may not provide annual benefits which exceed certain maximum limits or which are based on annual compensation in excess of $200,000 in 2004. At December 31, 2004, Mr. Knapp had 36 years of credited service under the Pension Plan.

	YEARS OF CREDITED SERVICE
Remuneration	10	15	20	25	30	35
$50,000	$7,000	$10,500	$14,000	$17,500	$21,000	$24,500
75,000	$10,500	$15,800	$21,000	$26,300	$31,500	$36,800
100,000	$14,000	$21,000	$28,000	$35,000	$42,000	$49,000
125,000	$17,500	$26,300	$35,000	$43,800	$52,500	$61,300
150,000	$21,000	$31,500	$42,000	$52,500	$63,000	$73,500
160,000	$22,400	$33,600	$44,800	$56,000	$67,200	$78,400
170,000	$23,800	$35,700	$47,600	$59,500	$71,400	$83,300
200,000	$28,000	$42,000	$56,000	$70,000	$84,000	$98,000

Certain Transactions

American Savings has followed a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. Under our current policy, all such loans to directors and senior officers are required to be made in the ordinary course of business and on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions and do not involve more than the normal risk of collectability. At December 31, 2005, our loans to directors, officers and employees totaled approximately $2.0 million or 14.13% of stockholder’s equity.

PROPOSAL II - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

 The Audit Committee of the Board of Directors by the Company has appointed Cobitz, VandenBerg & Fennessy to be the Company's independent auditor for the fiscal year ending December 31, 2006. Representatives of Cobitz, VandenBerg & Fennessy are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

Audit Fees. The aggregate fees billed to the Company by Cobitz, VandenBerg & Fennessy for professional services rendered for the audit of the Company's annual financial statements, the review of the financial statements included in the Company's Quarterly Reports on Form 10-QSB and services that are normally provided by Cobitz, VandenBerg & Fennessy in connection with statutory and regulatory filings and engagements were $57,125 for the fiscal year ended December 31, 2005. The aggregate fees billed to the Company by Cobitz, VandenBerg & Fennessy for professional services rendered by Cobitz, VandenBerg & Fennessy for the audit of the Company's annual financial statements, the review of the financial statements included in the Company's Quarterly Reports on Form 10-QSB and services that are normally provided by Cobitz, VandenBerg & Fennessy in connection with statutory and regulatory filings and engagements were $56,075 for the fiscal year ended December 31, 2004.

Audit Related Fees. There were no fees billed to the Company by Cobitz, VandenBerg & Fennessy for assurance and related services rendered by Cobitz, VandenBerg & Fennessy that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “Audit Fees” above during the fiscal years ended December 31, 2004 and 2005.

Tax Fees. An aggregate of $5,000 per year was billed to the Company by Cobitz, VandenBerg & Fennessy for tax compliance, tax advice and tax planning during each of the fiscal years ended December 31, 2004 and 2005.

All Other Fees. There were no fees billed to the Company by Cobitz, VandenBerg & Fennessy for all services other than those described above for the fiscal years ended December 31, 2004 and 2005.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Cobitz, VandenBerg & Fennessy. The Audit Committee concluded that the performance of such services will not affect the independence of Cobitz, VandenBerg & Fennessy in performing its function as independent auditor of the Company.

The Audit Committee preapproves all audit and permissible non-audit services to be provided by the Company's independent auditor.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at our executive office at 8230 Hohman Avenue, Munster, Indiana 46321 no later than November 30, 2006; provided, however, that if the date of the 2006 annual meeting is before March 27, 2007 or after May 26, 2007, then the proposal must be received a reasonable time before we print and mail our materials for such meeting. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

To be considered for presentation at the next annual meeting, but not for inclusion in the Company's proxy statements and form of proxy for that meeting, proposals must be received by the Company no later than 90 days prior to the date of the annual meeting provided that in the event that less than 100 days notice or public disclosure of the date of the meeting is given, proposals must instead be received by the Company by the close of business on the tenth day following the day on which notice of the date of the meeting is mailed or public disclosure of such date is made.

All stockholder proposals, whether or not included in our proxy materials, must also comply with our certificate of incorporation, bylaws and Delaware law.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the annual meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of reports furnished to the officers that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its executive officers, directors and greater then 10% stockholders were complied with.

Munster, Indiana
March 29, 2006

REVOCABLE PROXY	REVOCABLE PROXY

AMB FINANCIAL CORP.

ANNUAL MEETING OF STOCKHOLDERS
April 26, 2006

The undersigned hereby appoints the Board of Directors of AMB FINANCIAL CORP., and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of AMB Financial Corp. which the undersigned is entitled to vote at the annual meeting of stockholders to be held at 8230 Hohman Avenue, Munster, Indiana 46321, on April 26, 2006 at 10:30 a.m., local time, and at any and all adjournments and postponements thereof, as follows:

I.	The election as directors of all nominees listed below:

☐ FOR        ☐ WITHHELD        ☐ FOR ALL EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “Except” and write the name(s) of the nominee(s) in the space provided.

CLEMENT B. KNAPP, JR.                DONALD L. HARLE

II. The ratification of the appointment of Cobitz, VandenBerg & Fennessy as independent auditors of AMB Financial Corp. for the fiscal year ending December 31, 2006.

☐ FOR           ☐ AGAINST                                       ☐ ABSTAIN

In their discretion, the proxies are authorized to vote on such other matters as may properly come before the annual meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(To be Signed on Reverse Side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of AMB Financial Corp. at or before the Meeting a written notice of revocation bearing a later date than this Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of AMB Financial Corp. at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this Proxy). If this Proxy is properly revoked as described above, then the power of the Board of Directors to act as attorney and proxy for the undersigned shall be deemed terminated and of no further force and effect.

The above signed acknowledges receipt from AMB Financial Corp., prior to the execution of this proxy, of Notice of the Meeting, a Proxy Statement dated March 29, 2006 and the AMB Financial Corp.’s Annual Report to Stockholders for the fiscal year ending December 31, 2005.

Please sign exactly as your name(s) appear(s) above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Dated: _______________, 2006	Signature of Stockholder

Signature of Stockholder

Please sign exactly as your name(s) appear(s) above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE